UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Innovation Way
 Carlsbad, California, United States 92009
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 3, 2023, pursuant to a Stock Purchase Agreement dated as of March 15, 2023 (the "Purchase Agreement") by and among Mirion Technologies (US), Inc. ("Seller"), Salona Global Medical Device Corporation (the "Company") and Salona Rehab Systems, LLC, a Delaware limited liability company, an indirect wholly-owned subsidiary of the Company ("Buyer"), the Company consummated the acquisition of all of the capital stock of Biodex Medical Systems, Inc., a New York corporation ("Biodex"), which consists principally of the Biodex Physical Medicine (Rehabilitation) business (the "Acquisition").  The consideration for the Acquisition was $1,000,000 in cash paid at the closing, and three installment payments to the Seller totaling $7 million, plus or minus a post-closing adjustment, as follows: $2 million on July 1, 2023, $3 million on October 1, 2023, plus or minus the post-closing adjustment, and $2 million on January 1, 2024 (collectively, the "Installment Payments").  The payment of the Installment Payments is guaranteed by the Company, and is secured by the pledge by the Buyer of the Biodex capital stock as security to Seller, pursuant to the terms of a Promissory Note attached as Exhibit A to the Purchase Agreement.

This summary of the terms of the Purchase Agreement, which was included as an exhibit to our Current Report on Form 8-K filed on March 21, 2023, is not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC.  The terms of the Purchase Agreement and the agreements entered in connection therewith govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Purchase Agreement.  In particular, the representations and warranties made by the parties to each other in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Purchase Agreement.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.  The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

On April 3, 2023, the Company issued a press release announcing, among other matters, the consummation of the acquisition of Biodex.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On April 3, 2023, the Company issued a press release setting forth its financial results for the ten month transition period ended December 31, 2022.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Salona Global Medical Device Corporation dated April 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL

DEVICE CORP.

By:	/s/ Joseph G. Martinez

Name:  Joseph G. Martinez

Title:  Sr. V.P., Legal & Compliance,

General Counsel & Secretary

Date: April 7, 2023